SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

UNIVERSAL CORPORATION

Virginia	1-652	54-0414210
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street

Richmond, Virginia

(804) 359-9311

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits

EXPLANATORY NOTE

On October 1, 2003, Universal Corporation commenced a continuous medium-term note offering under a prospectus dated August 6, 2003 and a prospectus supplement dated October 1, 2003. This Current Report on Form 8-K is filed for the purpose of filing the Distribution Agreement dated October 1, 2003 and the forms of notes to be used in connection with that medium-term note program.

The following exhibits are filed herewith.

Exhibit Number	Description

1.1	Distribution Agreement (including forms of Terms Agreement, Pricing Supplement, Fixed Rate Medium-Term Note and Floating Rate Medium-Term Note)

4.1	Form of Fixed Rate Medium-Term Note (included in Exhibit 1.1)

4.2	Form of Floating Rate Medium-Term Note (included in Exhibit 1.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNIVERSAL CORPORATION

By:	/s/ George C. Freeman, III

George C. Freeman, III General Counsel and Secretary

Date: October 1, 2003